Exhibit 10.1

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of October 10, 2008 by and among. A.T. MASSEY COAL COMPANY, INC., a Virginia corporation (the “Administrative Borrower”), individually and as agent on behalf of the other Loan Parties (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I of the Credit Agreement referenced below), the Required Lenders signatory hereto, UBS AG, STAMFORD BRANCH, as administrative agent (the “Administrative Agent”), and THE CIT GROUP/BUSINESS CREDIT, INC., as collateral agent and as security trustee (the “Collateral Agent”), and together with the Administrative Agent, the “Agents”) for the Secured Parties and Issuing Bank.

RECITALS

WHEREAS, the Administrative Borrower, the other Borrowers, the Guarantors, the Administrative Agent, the Collateral Agent and Lenders entered into that certain Amended and Restated Credit Agreement dated as of August 15, 2006 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, on August 12, 2008, Holdings issued its 3.25% unsecured convertible senior notes in the aggregate principal amount of $690 million due 2015 (the “3.25% Convertible Notes”), the net proceeds of which have or will be used to fund the purchase in a tender offer and refinancing all or substantially all of Holdings’ outstanding 6.625% Senior Notes and for other general corporate purposes;

WHEREAS, the definition of “Convertible Notes” under the Credit Agreement currently does not include the 3.25% Convertible Notes; and

WHEREAS, the Administrative Borrower (on behalf of itself and each of the other Loan Parties) has requested the Agents and the Required Lenders to approve certain technical amendments to the Credit Agreement on the terms, and subject to the conditions, set forth herein for the purpose of including the 3.25% Convertible Notes where the defined terms “Convertible Notes” and/or “Senior Notes” are used in the Credit Agreement.

NOW THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agents, the Required Lenders and the Administrative Borrower (on behalf of itself and each of the other Loan Parties) agree as follows:

1. Amendments to Credit Agreement. Effective on the date of the satisfaction of the conditions precedent set forth in Section 2 hereof:

(a) Section 1.01 (Defined Terms) of the Credit Agreement is amended by adding or changing certain defined terms as follows:

“3.25% Convertible Note Documents” shall mean the 3.25% Convertible Note Indenture, the 3.25% Convertible Notes and all other documents executed and delivered with respect to the 3.25% Convertible Notes or the 3.25% Convertible Note Indenture.”

“3.25% Convertible Note Indenture” shall mean the Indenture, dated as of August 12, 2008, among Holdings, as issuer, certain Subsidiaries of Holdings party thereto as guarantors and Wilmington Trust Company, as Trustee.”

“3.25% Convertible Notes” shall mean Holdings’ 3.25% Convertible Senior Notes due August 1, 2015, issued under the 3.25% Convertible Note Indenture in an aggregate original principal amount of $690 million.”

“Convertible Note Documents” shall mean the 2.25% Convertible Note Documents, the 4.75% Convertible Note Documents and the 3.25% Convertible Note Documents.”

“Convertible Notes” shall mean the 2.25% Convertible Notes, the 4.75% Convertible Notes and the 3.25% Convertible Notes.”

(b) Clause (b) of Section 6.01 (Indebtedness) of the Credit Agreement is amended and restated as follows:

“(b) (i) Indebtedness actually outstanding on the Restatement Date and listed on Schedule 6.01(b), including, without limitation, the Senior Notes (other than the 3.25% Convertible Notes), (ii) the 3.25% Convertible Notes (a portion of the net proceeds thereof have been or will be used to refinance all or substantially all of the 6.625% Senior Notes) or (iii) refinancings or renewals of the Indebtedness described in the preceding clauses (i) or (ii); provided that (A) any such refinancing Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being renewed or refinanced, plus the amount of any premiums required to be paid thereon and fees and expenses associated therewith, (B) such refinancing Indebtedness has a later or equal final maturity and longer or equal remaining weighted average life than the Indebtedness being renewed or refinanced and (C) except for any refinancing of the 6.625% Senior Notes or the 3.25% Convertible Notes, the covenants, events of default, subordination and other provisions thereof (including any guarantees thereof) shall be, in the aggregate, no less favorable to the Lenders than those contained in the Indebtedness being renewed or refinanced;”

(c) Clauses (e) and (f) of Section 6.06 (Prepayments and Redemptions of Senior Notes; Dividends) of the Credit Agreement are amended and restated as follows:

“(e) so long as no Default exists or would result therefrom and Excess Availability shall be no less than $30 million after giving effect thereto, any Company (other than Holdings) may pay cash Dividends, directly or indirectly, to Holdings for the purpose of purchasing or redeeming, so long as all the proceeds thereof are promptly used by Holdings to purchase or redeem (A) any of the Senior Notes, and (B) any unsecured senior debt incurred or to be incurred by Holdings pursuant to Section 6.01(b)(iii) of the Credit Agreement;”

“(f) so long as no Default exists or would result therefrom and no Borrower makes any cash Dividends for the purposes specified in this Section 6.06(f) prior to the date which is ten (10) days prior to the date on which the subsequent payment by Holdings is to be made or required to be made, any Company (other than Holdings) may, directly or indirectly, pay cash Dividends to Holdings for the purpose of (i) paying cash Dividends on Holdings’ common stock, so long as all proceeds thereof are used by Holdings to pay such cash Dividends on Holdings’ common stock in an amount per year not to exceed $50 million or (ii) paying interest due, so long as all proceeds thereof are promptly used by Holdings to pay such interest, pursuant to (A) any of the Senior Notes, and (B) any unsecured senior debt incurred or to be incurred by Holdings pursuant to Section 6.01(b)(iii) of the Credit Agreement; and”

2. Conditions to Effectiveness. This Agreement shall be effective on the date on which all of the following conditions precedent are satisfied:

2.1 This Agreement shall have been executed and delivered by the Administrative Agent, the Collateral Agent, the Required Lenders and the Administrative Borrower (on behalf of itself and each of the other Loan Parties).

2.2 The representations and warranties contained herein shall be true and correct in all respects, and, after giving effect to this Agreement, no Event of Default or Default shall exist on the date hereof.

3. Representations and Warranties.

3.1 The execution, delivery and performance by Administrative Borrower (on behalf of itself and each of the other Loan Parties) of this Agreement has been duly authorized by all necessary corporate action and this Agreement is a legal, valid and binding obligation of the Administrative Borrower and each of the other Loan Parties enforceable against the Administrative Borrower and each of the other Loan Parties in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principals of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

3.2 Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date; and

3.3 Neither the execution, delivery and performance of this Agreement by the Administrative Borrower (on behalf of itself and each of the other Loan Parties) nor the consummation of the transactions contemplated hereby does or shall result in a breach of, or violate (i) any provision of the Administrative Borrower’s or any other Loan Party’s articles of incorporation or bylaws, (iii) any law or regulation, or any order or decree of any court or government instrumentality, applicable to the Administrative Borrower or the other Loan Parties or binding upon any of their properties, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Administrative Borrower or any other Loan Party is a party or by which the Administrative Borrower or any other Loan Party or any of their property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document, a copy of which has been delivered to the Agents on or before the date hereof.

4. Reference to and Effect upon the Credit Agreement.

4.1 Except as specifically set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

4.2 The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute amendment of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein. Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

4.3 The Administrative Borrower (on behalf of itself and each of the other Loan Documents) acknowledges and agrees that the execution and delivery by Agents and Required Lenders of this Agreement shall not be deemed (i) to create a course of dealing or otherwise obligate Agents or Lenders to forbear, waive, consent or execute similar amendments under the same or similar circumstances in the future, or (ii) to amend, relinquish or impair any right of Agents or Lenders to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Agreement.

4.4 The Administrative Borrower (on behalf of itself and each of the other Loan Parties) affirms and acknowledges that this Agreement constitutes a Loan Document under the Credit Agreement and any reference to the Loan Documents under the Credit Agreement contained in any notice, request, certificate or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise specify.

5. Costs and Expenses. As provided in Section 11.03 of the Credit Agreement, Borrowers agree to reimburse Agents for all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent in connection with the preparation, execution and delivery of this Agreement, including the fees, charges and disbursements of Latham & Watkins, LLP, counsel for the Administrative Agent and Hahn & Hessen, LLP, counsel to the Collateral Agent.

6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

7. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

8. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf the signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof, and such party shall promptly follow its facsimile signature page by mailing of a hard copy original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

ADMINISTRATIVE BORROWER

A.T. MASSEY COAL COMPANY, INC., individually and as agent for each of the other Loan Parties

By	/s/ Philip W. Nichols
Name:	Philip W. Nichols
Title:	Treasurer

AGENTS

UBS AG, STAMFORD BRANCH, as the Administrative Agent

By	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

By	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

THE CIT GROUP/BUSINESS CREDIT, INC., as the Collateral Agent

By	/s/ Eddy L. Milstein
Name:	Eddy L. Milstein
Title:	Vice President

LENDERS

UBS LOAN FINANCE LLC, as Swingline Lender

By	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

By	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

UBS LOAN FINANCE LLC, as a Lender

By	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

By	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender

By	/s/ Eddy L. Milstein
Name:	Eddy L. Milstein
Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By	/s/ Randall F. Homick
Name:	Randall F. Homick
Title:	Authorized Signatory